UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2014

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300
Not applicable
(Former name or former address, if changed since last report.)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Rudolph Technologies, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2014 at its corporate headquarters located in Flanders, New Jersey. At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as follows:
Proposal 1: Election of two Class III directors to serve for three-year terms expiring upon the 2017 Annual Meeting of Stockholders or until their successors are elected. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Aubrey C. Tobey	25,958,384	1,039,129	156,129	2,917,358
John R. Whitten	26,190,450	830,734	132,458	2,917,358
Each director nominee was elected a director of Rudolph Technologies, Inc.
Proposal 2: Non-binding advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
25,285,886	1,581,815	285,941	2,917,358
This proposal was approved.
Proposal 3: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
29,851,195	23,034	196,771	—
This proposal was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUDOLPH TECHNOLOGIES, INC.
Date: May 21, 2014	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer